UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2009

CITIZENS, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 East Anderson Lane Austin, Texas	78752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 837-7100

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2009, the Registrant’s largest insurance subsidiary, CICA Life Insurance Company of America (“CICA”), entered into an Automatic YRT Reinsurance Agreement with Mapfre Re Compania de Reaseguros, S.A. (“Mapfre”), a non-affiliated entity. Under the reinsurance agreement, Mapfre assumed 20% of the insurance risk, effective for CICA’s life insurance policies issued on or after January 1, 2009, above $100,000 and up to $200,000 per life.

Also, effective August 5, 2009, CICA amended its existing reinsurance agreement with Scor Global Life U.S. Re Insurance Company, formerly Converium Reinsurance (Germany) Ltd. (“Scor”), such that Scor assumed 40% of the insurance risk, effective for CICA’s life insurance policies issued on or after January 1, 2009, above $100,000 and up to $400,000 per life. Thus, commencing January 1, 2009, CICA’s reinsurance ceded is distributed for its life insurance policies issued on or after that date among its three reinsurers as follows: 20% Mapfre ( above $100,000 and up to $200,000 per life), and 40% to each of Scor and Hannover Life Reassurance Company of America (above $100,000 and up to $400,000 per life).

Item 9.01 Financial Statements and Exhibits

None

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC

	By:	/s/ Rick D. Riley

Rick D. Riley, Vice Chairman and President
Date: August 11, 2009